Exhibit 99.2

UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
Release No. 50869 / December 16, 2004

ADMINISTRATIVE PROCEEDING
File No. 3 -11773-

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In the Matter of	ORDER INSTITUTING CEASE-AND-DESIST
PROCEEDINGS, MAKING FINDINGS, AND
PENNICHUCK CORPORATION,	IMPOSING A CEASE-AND-DESIST
ORDER PURSUANT TO SECTION 21C OF
Respondent.	THE SECURITIES EXCHANGE ACT OF 1934
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I.

      The Securities and Exchange Commission (the "Commission") deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 ("Exchange Act") against Pennichuck Corporation ("Pennichuck" or "Respondent").

II.

      In anticipation of the institution of these proceedings, Respondent Pennichuck has submitted an Offer of Settlement (the "Offer") that the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission's jurisdiction over it and over the subject matter of these proceedings, which are admitted, Respondent consents to the entry of this Order Instituting Cease-and-Desist Proceedings, Making Findings, and Imposing a Cease-and-Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934 ("Order"), as set forth below.

III.

On the basis of this Order and the Respondent's Offer, the Commission finds that:

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A. RESPONDENT

      Pennichuck Corp. is a New Hampshire corporation based in Merrimack, New Hampshire, with approximately $97 million in total assets as of December 31, 2003. Pennichuck's principal operating subsidiaries are regulated public utilities that provide drinking water to customers in southern and central New Hampshire. Pennichuck's subsidiary, The Southwood Corporation ("Southwood"), directly or through joint ventures with real estate developers, develops, leases, and sells land holdings that Pennichuck formerly owned in connection with its water operations. During the relevant period, Pennichuck's stock was registered with the Commission pursuant to Section 12(g) of the Exchange Act and traded on the NASDAQ National Market System.

B. FACTS

1. Summary

      This matter involves false and misleading disclosures in Pennichuck's filings with the Commission concerning Pennichuck's real estate operations. Pennichuck's Form 10-KSB for the fiscal year ended December 31, 1998, which was filed on March 26, 1999, contained the false statement that an executive officer of Pennichuck purchased a home from one of Pennichuck's real estate joint ventures on the same terms that were available to any independent third party. In fact, in 1998, Pennichuck's then-chief executive officer (the "Former CEO") purchased a home from Pennichuck's joint venture, and obtained favorable terms worth approximately $70,000 that were not available to other purchasers.[1] Pennichuck's false statement went uncorrected until early 2003. In addition, Pennichuck's public filings for the period 1998 through 2002 also failed to disclose that its real estate joint ventures paid a company controlled by the Former CEO's son (the "Former CEO's son") approximately $800,000 for landscaping work during the relevant period.[2]

      Pennichuck further failed to disclose certain other material information concerning its real estate joint ventures. During the period 1996 through 2002, Pennichuck participated in six separate real estate joint ventures with a single partner, a New Hampshire real estate developer) ("the Developer"). Pennichuck' s public filings during the period were inaccurate and incomplete concerning its real estate ventures with the Developer because, among other things, they failed to inform investors that all of the above real estate joint ventures were with the same joint venture partner (the Developer), and that the company and/or the joint ventures had multiple loans and contracts all with the same developer Pennichuck's public filings also failed to disclose that the Developer was the joint venture partner who provided the Former CEO with favorable terms on his home purchase and repeatedly hired a company controlled by

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(1) The Former CEO was president, CEO, and a director of Pennichuck from October 1984 until April 2, 2003, when he was forced to terminate his employment with Pennichuck, effective May 2, 2003.

(2) At all relevant times, the Former CEO's son controlled and operated a Nashua, New Hampshire-based landscaping company, although another person was its nominal owner.

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the Former CEO's son to perform landscaping work.

2. Background Concerning Pennichuck's Real Estate Operations

      At all relevant times, Pennichuck conducted its real estate operations through its wholly owned subsidiary, Southwood. Beginning in the 1980s, Pennichuck transferred to Southwood approximately 1,088 acres of undeveloped land in southern New Hampshire that the company had owned for decades, and which had a very low cost basis. Pennichuck's Former CEO had primary responsibility for Pennichuck's real estate operations, and devoted the majority of his time to the real estate portion of Pennichuck' s business.

      From 1996 to 2002, the Former CEO recommended to Pennichuck's board of directors, and the board approved, the formation of six separate real estate joint ventures with the Developer (collectively, the "Joint Ventures"). Southwood was a 50% owner in each of the joint ventures with the Developer. Between 1996 and 2002, Southwood obtained total revenue of approximately $3.6 million from three residential Joint Ventures with the Developer. Since 1999, the Joint Ventures also have developed three commercial office buildings which have provided revenue to Southwood totaling approximately $370,000.

3. Pennichuck Made False Disclosures in its 1998 Form l0-KSB and a 1999
Proxy Statement

      In 1998, the Former CEO purchased land and a custom-built home in Nashua, New Hampshire from one of Pennichuck's Joint Ventures for $339,600. In connection with the purchase, the Former CEO knowingly obtained from the Joint Venture at least $70,000 worth of benefits that were not available to others who purchased homes in the same real estate development from the same Joint Venture. First, the Former CEO obtained his home "at cost," meaning that he did not pay the Joint Venture the standard mark-up on construction costs of approximately 10% paid by other purchasers in the same development. That benefit was worth approximately $30,000. Second, the Former CEO obtained a $10,000 discount off the cost of the home, resulting in a $10,000 benefit to the Former CEO. Third, the Former CEO did not pay the standard real estate commission of 6% that other purchasers paid. That benefit was worth approximately $20,000. Fourth, the Former CEO did not pay a lot premium for one of the largest and most desirable lots in the development. Other purchasers paid lot premiums of between $7,000 and $12,000. Fifth, unlike other purchasers, the Former CEO reserved that lot without providing any down payment. Sixth, the Former CEO was allowed to custom select the design for his home and negotiate multiple change orders during the construction while other purchasers chose from a few pre-selected home designs. Finally, unlike other purchasers, the Former CEO was allowed to contract directly with his son for landscaping work on the property, rather than paying the Joint Venture a mark-up for landscaping. In total, those benefits to the Former CEO were worth at least $70,000.

Despite the special benefits the Former CEO obtained, the notes to the financial

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statements reported in Pennichuck's Form 10-KSB for the fiscal year ended December 31,1998 contained the following statement:

During 1998, one of the residential joint venture partnerships sold land and a home to an executive officer of the Company. The terms of that sale were the same as the terms which would be given to any independent third party purchaser.

That statement was false because the special terms described above were not available to other purchasers. Pennichuck's filing contained this false statement because the Former CEO made false representations concerning his home purchase to Pennichuck's chief financial officer, who prepared the filing.[3]

      The Former CEO misled Pennichuck's CFO in late 1998, by stating that he obtained no special deal in connection with his home purchase from Pennichuck's Joint Venture. Furthermore, while the CFO was preparing the company's Form l0-KSB for 1998, the CFO informed the Former CEO that his home purchase would have to be disclosed, and that the CFO planned to state in the public filing that it was an arms-length transaction. The Former CEO failed to correct the CFO's misunderstanding and later reviewed and approved the proposed disclosure about his home purchase without making any correction. As a result, Pennichuck's Form 10-KSB for 1998, filed with the Commission on March 26, 1999, contained the false statement that the Former CEO's home purchase from Pennichuck's Joint Venture was on the same terms given other purchasers.[4]

      In addition to the false filing on Form l0-KSB, Pennichuck's proxy statement, filed with the Commission on March 18, 1999, set forth an incomplete and inaccurate statement concerning the Former CEO's compensation for 1998. The proxy statement contained a chart of the Former CEO's compensation during 1998 that included the Former CEO's salary of $159,327, a bonus of $50,000, and $42,293 under the category "all other compensation." A footnote explained that the amount of "all other compensation" included: (1) the cost to the company for the Former CEO's life insurance policy; (2) contributions to the Former CEO's elective savings plan; and (3) contributions made pursuant to a deferred compensation agreement with the Former CEO. The proxy statement's chart of the Former CEO's compensation omitted the benefits totaling at least $70,000 that the Former CEO obtained in 1998 in connection with his home purchase from Pennichuck's Joint Venture.

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(3)

Pennichuck made a nearly identical disclosure in its Form 10-KSB for 1999, which stated that an executive officer purchased a home from one of Pennichuck's joint ventures on the same terms that were available to other purchasers. That statement, regarding a home purchase in 1999 by Pennichuck's vice president and controller, appears to have been accurate.

(4)

That false statement went uncorrected until Pennichuck filed its Form lO-K for the fiscal year ended December 31, 2002, on March 31, 2003, disclosing that, "The Audit Committee has obtained information indicating that [the Former CEO's] 1998 home purchase in fact was not on terms that would have been available then to any independent third-party purchaser."

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4. Pennichuck Failed to Disclose Transactions Involving the Former CEO's Son

      Between 1998 and 2002, Pennichuck's Joint Ventures repeatedly hired a landscaping company controlled by the Former CEO's son to perform landscaping work for the various real estate development projects. During the relevant period, the Joint Ventures paid approximately $800,000 for the work, with approximately $258,000 paid in 1999 alone. However, Pennichuck's public filings during that period failed to disclose these ongoing transactions between its Joint Ventures and the Former CEO's son.

      The Former CEO knew that the Joint Ventures hired his son to perform a significant amount of landscaping work. On at least one occasion since 1998, the Developer discussed with the Former CEO problems with the quality of the Former CEO's son's work at the largest of Pennichuck's residential Joint Venture projects. In addition, the Former CEO attended a meeting of homeowners of that residential Joint Venture at which the quality of his son's landscaping work was discussed. Nonetheless, between 1998 and 2002, Pennichuck failed to disclose in any public filing information concerning the transactions between Pennichuck's Joint Ventures and the CEO's son.

5. Pennichuck Failed to Adequately Disclose The Extent of Its Relationship with the Developer

      Between 1996 and 2002, Pennichuck's public filings failed to disclose all material information concerning the company's real estate transactions involving the Developer, and Pennichuck's filings failed to provide investors a full picture of Pennichuck's extensive real estate transactions with the Developer. During that period, Southwood formed six real estate joint ventures with the Developer and the Joint Ventures awarded the Developer at least $23 million in construction contracts for the Joint Venture projects, all without use of a competitive bidding process. Pennichuck also financed construction and development loans to the Joint Ventures totaling approximately $3.3 million between 1996 and 1999, through approximately $1.25 million in interest-free loans and an additional $2.05 million in loans with interest. Pennichuck further conveyed land to the Joint Ventures without obtaining independent appraisals of the value of the land.

      In addition, Pennichuck's quarterly and annual public filings repeatedly failed to inform shareholders that the multiple transactions disclosed in those filings involved a single developer. For example, in its Form l0-KSB for the fiscal year ended December 31, 1999, filed with the Commission on March 22, 2000, Pennichuck failed to disclose that a single developer (the Developer) was involved in each of the following: a) the company earned $714,000 from its 50% interest in two residential joint ventures; b) it recorded a pretax gain of $72,000 from sale of one-half interest in a land parcel to a local developer; and c) the company's 50%-owned venture, HECOP I, owned a 39,000 square-foot office building which was partially occupied by a local developer. Similarly, Pennichuck's Form 10-KSB for the fiscal year ended December 31, 2000, filed with the Commission on March 28, 2001, reported that Southwood was: a) a 50% partner in two joint ventures that built and owned separate

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office buildings; b) a 50% partner in an 87-unit residential condominium joint venture; and c) a 50% partner in another smaller residential development. Pennichuck failed to disclose that the Developer was its partner in each transaction.

      Further, Pennichuck reported in its Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 29, 2002, that commercial properties owned by its Joint Ventures were subject to mortgage notes totaling $9.6 million, and that Pennichuck and its Joint Venture partner each had provided the bank with guarantees of the notes. Again, Pennichuck failed to disclose that the Developer was its partner in those commercial ventures. Throughout the relevant period, Pennichuck failed to disclose that numerous seemingly unrelated real estate transactions disclosed in its Commission filings, which often made general references to a "local developer" or a "regional developer," in fact all involved a single developer, and that, during the same period, that developer provided benefits to the Former CEO and his son.

C. LEGAL DISCUSSION

1. Pennichuck Violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder

      Section l0(b) of the Exchange Act and Exchange Act Rule l0b-5 prohibit, among other things, the making of material misrepresentations or omissions, with scienter in connection with the purchase or sale of any security. The scienter of a Corporation may be established based on the knowledge and conduct of its officers. See, e.g., Sharp v. Coopers & Lybrand, 649 F.2d 175, 182 n.8(3d Cir. 1981); SEC v. Manor Nursing Homes, 458 F. 2d 1092 n. 3 (2nd Cir. 1972); In re. Sunbeam Litigation, 89 F. Supp. 2d 1326, 1340 (S. D. Fla 1999). These provisions also make it unlawful to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. A statement is material if there is a "substantial likelihood that a reasonable investor would consider it important" in deciding whether to purchase or sell securities or that a reasonable investor would have viewed disclosure of the omitted fact as altering the "total mix" of information available. Basic Inc. v. Levinson, 485 U.S. 224, 231-32 (1988).

      The Former CEO's purchase of a home from one of Pennichuck's Joint Ventures and the Joint Ventures' payments to a company controlled by the Former CEO's son were material transactions that Pennichuck was required to disclose accurately. Pennichuck made at least two disclosures in two Commission filings concerning the Joint Ventures' sale of homes to company insiders. Those disclosures demonstrate Pennichuck's determination that information about transactions between the Joint Ventures and company insiders was important to investors and therefore material. Transactions between the Joint Ventures and close relatives of company insiders, such as the Former CEO's son, are similarly material.

Pennichuck's Form 10-KSB for the year 1998 contained the false statement that the Former CEO's home purchase was on the same terms as provided to other purchasers, and the

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Former CEO knew at the time that this statement was false. Based on the Former CEO's scienter, which is imputed to the company, Pennichuck knowingly violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by making that false statement in its public filing.

      In addition, Pennichuck's public filings for the period 1998 through 2002 failed to disclose that the company's real estate joint ventures with the Developer repeatedly hired a company controlled by the Former CEO's son to perform landscaping work during the period. The Former CEO's knowledge that his son performed extensive landscaping work for the Joint Ventures, and that those payments were not disclosed in Pennichuck's filings with the Commission, is imputed to Pennichuck. As a result, Pennichuck's repeated failure to disclose extensive transactions with the Former CEO's son violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

2. Pennichuck Violated Section 14(a) of the Exchange Act and Rule 14a-9 thereunder

      Section l4(a) of the Exchange Act and Rule 14a-9 promulgated thereunder make it unlawful to solicit proxies "by means of any proxy statement... which, at the time...it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading . . ." See Shaev v. Saper, et al., 320 F.3d 373, 378; 2003 U.S. App. LEXIS 3272 (3rd Cir. 2003).

      Pennichuck's March 1999 proxy statement contained a chart setting forth the Former CEO's compensation during 1998. The chart included the Former CEO's salary, bonus, and identified $42,293 under the category "all other compensation." The chart in the proxy statement did not disclose the benefits the Former CEO obtained in his home purchase transaction with the Joint Venture. Accordingly, the proxy statement contained a false statement concerning the Former CEO's compensation and omitted material information concerning approximately $70,000 in benefits the Former CEO obtained in 1998. For the same

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reasons as stated above concerning the violations of Section l0(b) of the Exchange Act and Rule l0b-5 thereunder, this information was material. The false statement and materia1 omission violated Section 14(a) of the Exchange Act and Rule 14a-9 thereunder.

3. Pennichuck Violated Section 13(a) of the Exchange Act and Rules 13a-l, 13a-13,
and 12b-20 Thereunder

      Section 13(a) of the Exchange Act requires issuers of registered securities to file periodic reports with the Commission containing information prescribed by specific Commission rules. Rule 13a-l requires the filing of annual reports on Form 1O-K. Rule 13a-13 requires the filing of quarterly reports on Form 10-Q. Rule 12b-20 requires, in addition to information required by Commission rules to be included in periodic reports, such further material information as may be necessary to make the required statements not misleading. These reports are required to be complete and accurate. See SEC v. Savoy Industries, 587 F.2d 1149, 1165 (D.C. Cir. 1978).

      Pennichuck violated Section l3(a) of the Exchange Act and Rules 13a-1 and l2b-20 by filing its Form 10-KSB for 1998 containing a materially false statement about the Former CEO's home purchase. In addition, Pennichuck violated these provisions and Rule 13a-13 by failing to disclose material transactions with the Former CEO's son throughout the period 1998 through 2002.

      Pennichuck also violated these reporting provisions by making incomplete and misleading disclosures concerning its relationship with the Developer. Rather than providing investors a full picture of Pennichuck's real estate transactions with the Developer, between 1998 and 2002, Pennichuck's disclosures in its quarterly and annual public filings repeatedly failed to inform its shareholders that multiple real estate projects, financings, and contracts all involved the same developer, and that during the same period, the Developer provided benefits to the Former CEO and his son. As a result, the company violated Exchange Act Section 13(a) and Rules 13a-l, 13a-13, and l2b-20 thereunder.

D. PENNICHUCK'S SETTLEMENT WITH THE STATE OF NEW HAMPSHIRE

      In determining to accept the Offer, the Commission considered Pennichuck's agreement to pay a monetary fine and a special distribution to shareholders to resolve an enforcement proceeding brought by the State of New Hampshire, Bureau of Securities Regulation that alleged, in part, conduct identical to that found in this Order.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent Pennichuck's Offer.

Accordingly, it is hereby ORDERED that Respondent Pennichuck cease and desist from

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committing or causing any violations and any future violations of Sections 10(b), 13(a), and 14(a) of the Exchange Act and Rules 10b-5, 12b-20, 13a-l, 13a-13, and 14a-9 thereunder.

By the Commission.
/s/Jonathan G. Katz
Secretary

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